Exhibit 99.1

NEWS RELEASE

CATELLUS ANNOUNCES FIRST QUARTER 2005 RESULTS

SAN FRANCISCO, CALIFORNIA (April 28, 2005) - Catellus Development Corporation (NYSE:CDX) today reported earnings per fully diluted share (“EPS”) for the first quarter of 2005 of $0.32, as compared to $0.31 for the same period in 2004. Net income for the first quarter of 2005 was $33.3 million, as compared to $32.1 million for the same period in 2004.

“Our solid operating performance in the first quarter of 2005 was consistent with our expectations. In addition, we continued our expansion into the northeast with the acquisition of another strategically located land parcel that sits one mile from the Newark airport and adjacent to Port Elizabeth; we negotiated an option agreement with University of California to ground lease the last remaining land parcel at Mission Bay in San Francisco; and subsequent to the quarter, we signed two significant build-to-suit transactions in suburban Chicago and Atlanta, which will add approximately 1.8 million square feet to our rental portfolio,” remarked Nelson C. Rising, chairman and CEO of Catellus.

Rental Portfolio

•	For the first quarter of 2005, net operating income (“NOI”) was $58.9 million, as compared to $58.2 million for the same period in 2004 (see page 9 for definition of NOI).

•	At March 31, 2005, the rental portfolio totaled 40.6 million square feet and was 94.7 percent occupied, unchanged from December 31, 2004, and as compared to 95.7 percent at March 31, 2004.

•	Of the 40.6 million square feet of rental property, approximately 90 percent is industrial property that was 95.7 percent occupied at March 31, 2005, as compared to 95.3 percent at December 31, 2004, and 96.4 percent at March 31, 2004.

•	Development properties completed and added to the rental portfolio during the quarter include two retail buildings at Pacific Commons in Fremont, California, totaling 103,000 square feet. The buildings are 90 percent preleased and represent a total investment of $27.9 million with a projected return on cost of 11.7 percent.

•	University of California signed an option agreement with Catellus to ground lease approximately 9.65 acres at Mission Bay that are entitled for approximately one million square feet of office and life science space. This South of Channel site includes Parcels

36, 38, and 39 and is located immediately south of the new 43-acre UC San Francisco’s Mission Bay campus. Upon commencement of the ground lease, the rent on the 99-year lease would be included in Catellus’ rental portfolio. Catellus is recognizing the option payments, which are equivalent to the ground lease rent, in its core operations.

Development and Investment Activity

•	At March 31, 2005, construction in progress in the company’s Core Segment (defined below) was 4.1 million square feet, of which 2.7 million square feet will be added to Catellus’ rental portfolio upon completion; 887,000 square feet is build-to-sell; and 527,000 square feet is included in a joint venture.

•	For the 2.7 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $111.1 million. These buildings are 33 percent preleased and, when fully leased, are projected to yield a return on cost of approximately 10.2 percent.

•	During the quarter, a 105,000 square foot industrial development at Kaiser Commerce Center in Fontana, California, was sold.

•	At Pacific Commons’ retail development, Catellus has signed Letters of Intent on 65 percent of the 224,000 square foot Phase II. Construction on Phase II is projected to commence in the third quarter of 2005. Total annual rental income from Phase I and Phase II of Pacific Commons’ retail component is projected to be $13 million. The projected total cost of development, including land, is $94 million, which is projected to yield a return on cost of 13.3 percent.

•	During the quarter, Catellus announced it acquired a land parcel entitled for approximately one million square feet of industrial space in Elizabeth, New Jersey, located one mile from the Newark Liberty International Airport and immediately adjacent to the Port of Elizabeth. Catellus expects to demolish existing structures and begin remediation at the site immediately, with the first of several planned buildings, a 600,000 square foot distribution warehouse facility, projected to be under construction by the second half of 2006.

•	Subsequent to quarter end, Catellus executed two build-to-suit transactions in suburban Chicago and Atlanta that upon construction completion will add approximately 1.8 million square feet of industrial space to the company’s rental portfolio. The two transactions consist of:

•	Clorox Sales Company, a division of Clorox Company, signed a lease for an 850,000 square foot build-to-suit distribution warehouse facility at Internationale Centre South, in Minooka, Illinois. Construction is expected to commence immediately with construction completion projected to occur in the first quarter of 2006.

•	Quaker Sales and Distribution, a division of PepsiCo, signed a ten-year lease for a 913,000 square foot build-to-suit distribution facility in Atlanta at Douglas Hill Business Center. The facility is under construction with completion projected to occur in the first quarter of 2006.

Urban, Residential and Other

•	During the quarter, a 47,600 square foot office building development was completed and sold at Union Station in Los Angeles. Catellus developed the building for the tenant who exercised a purchase option concurrently with the building’s completion.

•	In January 2005, a 7,500 square foot retail space was sold at Glassworks at Mission Bay.

•	At March 31, 2005, remaining non-core assets included 36.5 acres of development land at Los Angeles Union Station entitled for 5.2 million square feet of space; Parkway and Serrano, two residential-community development joint ventures in Sacramento, California; and cash flow from tax increment and profit participation at Victoria-by-the-Bay, a completed residential development in Hercules, California. The total net book value of the remaining non-core assets is $49 million.

Annual Meeting of Stockholders

•	The 2005 Annual Meeting of Stockholders will be held in San Francisco, California, on May 3, 2005, at 9:00 AM local time, at the Ritz Carlton Hotel. Consistent with the company’s practice of providing timely information to its stockholders, voting results will be posted on the company’s website, www.catellus.com, within two weeks following the Annual Meeting.

Supplemental Reporting Measure

•	Catellus provides Funds From Operations (“FFO”) as a supplemental measure of performance, in two segments: Core Segment and Urban, Residential and Other Segment. Catellus believes that FFO, along with GAAP net income, provides a useful measure of its operating performance.

•	The first segment, or Core Segment, reflects that part of Catellus’ business it expects will be ongoing and central to its future operations.

•	The second segment, or Urban, Residential and Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, from which the company has been transitioning since its March 2003 REIT conversion announcement. This segment also includes REIT conversion costs—primarily accounting charges, which will continue through 2006, relating to the November 2003 stock option exchange offer. These costs also include third party costs, which have been substantially recognized.

•	FFO, including both segments as defined above, for the first quarter of 2005 was $52.3 million, compared to $46.6 million for the same period in 2004. Core Segment FFO for the first quarter of 2005 was $48.7 million, compared to $46.3 million for the same period in 2004. On a fully diluted per share basis, Core Segment FFO for the first quarter of 2005 was $0.46, compared to $0.44 for the same period in 2004.

* * * * *

Catellus Development Corporation (NYSE: CDX) will host a conference call on Friday, April 29, at 9:00 AM Pacific Time (10:00 AM Mountain, 11:00 AM Central, and Noon Eastern) to discuss first quarter results. Catellus will release financial results for the first quarter on Thursday, April 28, 2005, after the close of the day’s trading on the New York Stock Exchange. To participate in the conference call, dial 800-561-2731 (domestic) or 617-614-3528 (international) and enter access code 97873733 prior to the beginning of the call. Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com. You may also access the live webcast through www.streetevents.com. The telephonic replay will be available until May 13, 2005, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 56037162. The webcast replay will be available to April 29, 2006, from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com.

The first quarter 2005 Supplemental Financial Package will be available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 40.6 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in shareholder value, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its core business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law. These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; non-renewal of leases by tenants or renewal at lower than expected rates; difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect; our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures; our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; losses in excess of our insurance coverage; discretionary government decisions affecting the use of land, including the issuance of permits and acceptance of the design and construction of infrastructure improvements, and delays resulting therefrom; disputes related to and delays in the payment of bond reimbursements for infrastructure costs; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; actions by taxing authorities, or necessary recalculations by the company, requiring retroactive changes to the tax treatment of distributions to shareholders; environmental uncertainties, including liability for environmental remediation and changes in environmental laws and regulations; failure or inability of parties or third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects, co-owners, and owners for whom we provide development services; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; risks and uncertainties affecting property development and renovation (including construction delays and cost overruns); other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors. For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

Contacts:

Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-4649

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	March 31, 2005	December 31, 2004
Assets
Properties	$2,370,210	$2,316,289
Less accumulated depreciation	(507,639)	(490,409)

	1,862,571	1,825,880
Other assets and deferred charges, net	215,727	224,932
Notes receivable, less allowance	296,150	329,758
Accounts receivable, less allowance	30,720	35,800
Assets held for sale	—	10,336
Restricted cash and investments	12,867	29,569
Cash and cash equivalents	54,138	252,069

Total	$2,472,173	$2,708,344

Liabilities and stockholders’ equity
Mortgage and other debt	$1,255,104	$1,440,528
Accounts payable and accrued expenses	125,392	201,238
Deferred credits and other liabilities	299,431	286,780
Liabilities associated with assets held for sale	—	88
Deferred income taxes	37,896	36,119

Total liabilities	1,717,823	1,964,753

Stockholders’ equity
Common stock - 105,027 and 104,720 shares issued, and 103,875 and 103,317 shares outstanding at March 31, 2005 and December 31, 2004, respectively	1,050	1,047
Paid-in capital	515,787	509,407
Unearned value of restricted stock and restricted stock units (1,152 and 1,403 shares at March 31, 2005 and December 31, 2004, respectively)	(24,018)	(23,049)
Accumulated earnings	261,531	256,186

Total stockholders’ equity	754,350	743,591

Total	$2,472,173	$2,708,344

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue
Rental revenue	$78,357	$76,037
Sales revenue	33,144	37,691
Management, development and other fees	7,544	1,699

	119,045	115,427

Costs and expenses
Property operating costs	(22,256)	(20,966)
Cost of sales	(22,898)	(23,090)
Selling, general and administrative expenses	(12,290)	(12,951)
Depreciation and amortization	(18,691)	(17,716)

	(76,135)	(74,723)

Operating income	42,910	40,704

Other income
Equity in earnings of operating joint ventures, net	2,833	2,414
Equity in earnings of development joint ventures, net	5,086	1,227
Gain on non-strategic asset sales	20	61
Interest income	8,895	2,777
Other	89	301

	16,923	6,780

Other expenses
Interest expense	(17,573)	(15,503)
REIT transition costs	—	(212)
Other	(1,498)	(430)

	(19,071)	(16,145)

Income before income taxes and discontinued operations	40,762	31,339

Income tax expense	(8,148)	(931)

Income from continuing operations	32,614	30,408

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	736	1,616
(Loss) income from discontinued operations	(32)	67

Net gain from discontinued operations	704	1,683

Net income	$33,318	$32,091

Income per share from continuing operations
Basic	$0.31	$0.30

Assuming dilution	$0.31	$0.29

Income per share from discontinued operations
Basic	$0.01	$0.01

Assuming dilution	$0.01	$0.02

Net income per share
Basic	$0.32	$0.31

Assuming dilution	$0.32	$0.31

Average number of common shares outstanding - basic	103,750	102,844

Average number of common shares outstanding - diluted	105,301	104,031

Dividends declared per share	$0.27	$0.27

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended March 31, 2005
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$29,850	$3,468	$33,318
Add depreciation	19,359	107	19,466
Less gain on rental property sales	(489)	—	(489)

FFO	$48,720	$3,575	$52,295

FFO per share:
Basic	$0.47	$0.03	$0.50

Assuming dilution	$0.46	$0.04	$0.50

Average number of common shares outstanding-basic	103,750	103,750	103,750

Average number of common shares outstanding-diluted	105,301	105,301	105,301

	Three Months ended March 31, 2004
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$32,014	$77	$32,091
Add depreciation	18,250	184	18,434
Less gain on rental property sales	(3,972)	—	(3,972)

FFO	$46,292	$261	$46,553

FFO per share:
Basic	$0.45	$0.00	$0.45

Assuming dilution	$0.44	$0.01	$0.45

Average number of common shares outstanding-basic	102,844	102,844	102,844

Average number of common shares outstanding-diluted	104,031	104,031	104,031

CATELLUS DEVELOPMENT CORPORATION

(In thousands and unaudited)

Net Operating Income (NOI) is defined as rental revenue less property operating costs (including the portion from discontinued operations), and includes equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations). We believe that NOI provides useful information because stockholders, company management, and industry analysts commonly use NOI as a measurement of operating performance of a company’s rental performance. NOI is calculated as presented below.

	Three Months ended March 31,
	2005	2004
Rental revenue	$78,357	$76,037
Property operating costs	(22,256)	(20,966)
Equity in earnings of operating joint ventures, net	2,833	2,414
Rental revenue from discontinued operations	43	1,128
Property operating costs from discontinued operations	(44)	(450)

Net operating income	$58,933	$58,163